UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                February 18, 2004
                                -----------------
                Date of Report (Date of earliest event reported)

                               LoyaltyPoint, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     000-21235                 11-2780723
          --------                     ---------                 ----------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

                        3885 Crestwood Parkway, Suite 550
                              Duluth, Georgia 30096
                              ---------------------
                    (Address of principal executive offices)

                                 (770) 638-5101
                                 --------------
              (Registrant's telephone number, including area code)

           BarPoint.com,Inc., 3100 Five Forks Trickum Road, Suite 401,
                             Lilburn, Georgia 30047
                             ----------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Pro Forma financial information.

             The pro forma financial information which gives effect to the merger with FUNDever, Inc. is included herein.

         (b) Financial Statements of the businesses acquired.

             The financial statements of FUNDever, Inc. for the year ended December 31, 2003 and relevant interim periods are included herein.

             The financial statements of Schoolpop, Inc. for the period ended July 31, 2003.

         (c) Exhibits

             Exhibit No.  Exhibit
             -----------  -------
                2.1       Agreement and Plan of Merger(1)

                3.1       Amended and Restated Certificate of Incorporation(2)

                3.2       Amended and Restated Bylaws(3)

----------
(1) Previously furnished as Exhibit 10.13 to the Company's Form 8-K filed on February 11, 2004.
(2) Previously furnished as Exhibit 3.1 to the Company's Form 8-K filed on March 4, 2004. (3) Previously furnished as Exhibit 3.2 to the Company's Form 8-K filed on March 4, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2004                                  LoyaltyPoint, Inc.

                                                     By: /s/ Paul Robinson, Jr.
                                                         -----------------------
                                                         Paul Robinson, Jr.
                                                         Chief Executive Officer

                       LOYALTYPOINT, INC. AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

                                DECEMBER 31, 2003


                       LOYALTYPOINT, INC. AND SUBSIDIARIES
              FUNDEVER, INC. AND SUBSIDIARY AND BARPOINT.COM, INC.

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheet aggregates the consolidated balance sheets of FUNDever, Inc. and subsidiary ("FUNDever"), as of December 31, 2003, and the consolidated balance sheet of BarPoint.com, Inc. ("BarPoint") as of December 31, 2003, and gives effect to the merger transaction which occurred on February 18, 2004. The accounting for the transaction is more fully described in Note 1 to the pro forma financial statements. The pro forma consolidated balance sheet excludes the effects of the acquisition of The National Scrip Center, Inc. ("NSC") which occurred on January 9, 2004 as financial information for the acquired company is not yet available.

The following unaudited pro forma consolidated statement of operations combine the results of operations of FUNDever and its subsidiary for the year ended December 31, 2003. Added to the results of operations of FUNDever and its subsidiary for the year ended December 31, 2003 are the pro forma results of operations for its subsidiary, Schoolpop, Inc. ("Schoolpop"), which it acquired effective July 31, 2003, for the seven months ended July 31, 2003, as if the acquisition of Schoolpop occurred as of the beginning of the period. In accordance with the treatment of a reverse merger as a recapitalization, the historical statement of operations of BarPoint is excluded from the pro forma consolidated statement of operations. The pro forma consolidated statement of operations excludes the effects of the acquisition of NSC which occurred on January 9, 2004, as financial information for the acquired company is not yet available.

The unaudited pro forma consolidated financial statements should be read in conjunction with the separate historical audited financial statements of FUNDever and Schoolpop, appearing elsewhere herein, and the historical audited financial statements of BarPoint, as filed in Form 10-K for the period ended December 31, 2003. These pro forma financial statements are not necessarily indicative of the consolidated financial position, had the acquisition occurred on the date indicated above, or the consolidated results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                       LOYALTYPOINT, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                DECEMBER 31, 2003

                                     ASSETS

                                                            FUNDever          BarPoint                              Pro Forma
                                                          Consolidated     Consolidated       Pro Forma           Consolidated
                                                          12/31/2003(a)    12/31/2003(b)     Adjustments           12/31/2003
                                                          -----------      ------------      ------------         ------------
CURRENT ASSETS
Cash and cash equivalents                                 $   238,796      $  3,828,528      $ (2,733,557)(c)     $  1,333,767
     Accounts receivable, net                                 653,564                --                --              653,564
     Inventory                                                  4,234                --                --                4,234
Marketable securities, at market                                   --           280,013                --              280,013
     Other current assets                                          --            12,000                --               12,000
Prepaid expenses                                               17,231            44,691                --               61,922
                                                          -----------      ------------      ------------         ------------

       TOTAL CURRENT ASSETS                                   913,825         4,165,232        (2,733,557)           2,345,500

PROPERTY AND EQUIPMENT, NET                                   203,591           157,894                --              361,485

OTHER ASSETS
Intangible assets, net                                      1,857,145                --                --            1,857,145
Other assets                                                  241,922                --           576,000(d)           817,922
                                                          -----------      ------------      ------------         ------------

       TOTAL OTHER ASSETS                                   2,099,067                --           576,000            2,675,067
                                                          -----------      ------------      ------------         ------------


         TOTAL ASSETS                                     $ 3,216,483      $  4,323,126      $ (2,157,557)        $  5,382,052
                                                          ===========      ============      ============         ============

                       LOYALTYPOINT, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                DECEMBER 31, 2003

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                            FUNDever          BarPoint                              Pro Forma
                                                          Consolidated     Consolidated       Pro Forma           Consolidated
                                                          12/31/2003(a)    12/31/2003(b)     Adjustments           12/31/2003
                                                          -----------      ------------      ------------         ------------

CURRENT LIABILITIES
     Accounts payable                                     $ 1,667,672      $    221,030      $   (221,030)(c)     $  1,667,672
     Accrued liabilities                                      898,301                --          (105,002)(e)          793,299
     Income taxes payable                                          --           475,520                --              475,520
     Capital leases payable                                        --           201,054                --              201,054
     Notes payable, current portion                         1,733,826                --                --            1,733,826
     Other current liabilities                                101,051                --                --              101,051
                                                          -----------      ------------      ------------         ------------

       TOTAL CURRENT LIABILITIES                            4,400,850           897,604          (326,032)           4,792,422

NOTE PAYABLE, LONG TERM PORTION AND OTHER LIABILITIES       1,971,464                --        (1,618,464)(f)          353,000
                                                          -----------      ------------      ------------         ------------

       TOTAL LIABILITIES                                    6,372,314           897,604        (1,944,496)           5,325,422

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock                                                   500                --              (500)(g)               --
Common stock                                                    3,730            26,647            64,303(h)            94,680
     Additional paid-in capital                             6,339,944        34,427,428       (31,305,417)(i)        9,461,955
Accumulated deficit                                        (9,500,005)      (31,213,534)       31,213,534(j)        (9,500,005)
Accumulated other comprehensive income                             --           184,981          (184,981)(k)               --
                                                          -----------      ------------      ------------         ------------

       TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)             (3,155,831)        3,425,522          (213,061)              56,630
                                                          -----------      ------------      ------------         ------------

       TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY (DEFICIENCY)                $ 3,216,483      $  4,323,126      $ (2,157,557)        $  5,382,052
                                                          ===========      ============      ============         ============

                       LOYALTYPOINT, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                               Schoolpop
                                               FUNDever       Seven Months       BarPoint                           Pro Forma
                                             Consolidated        Ended        Consolidated        Pro Forma       Consolidated
                                             12/31/2003(a)    7/31/2003(b)     12/31/2003        Adjustments       12/31/2003
                                             -------------    ------------    ------------       -----------      ------------

REVENUES                                     $ 1,772,249        1,646,732             --                --           3,418,981

COST OF REVENUES                                 998,534          914,301             --                --           1,912,835
                                             -----------      -----------      ---------         ---------         -----------

         GROSS PROFIT                            773,715          732,431             --                --           1,506,146

OPERATING EXPENSES
     Selling, general and
       administrative expenses                 3,299,800        2,043,741             --          (168,834)(c)       5,174,707
     Stock based compensation                  4,014,013               --             --                --           4,014,013
     Impairment loss - intangible assets         772,729               --             --                --             772,729
                                             -----------      -----------      ---------         ---------         -----------

         TOTAL OPERATING EXPENSES              8,086,542        2,043,741             --          (168,834)          9,961,449
                                             -----------      -----------      ---------         ---------         -----------

         NET OPERATING LOSS                   (7,312,827)      (1,311,310)            --           168,834          (8,455,303)

OTHER INCOME (EXPENSE)
     Interest income                                  --          134,695             --          (134,695)(d)              --
     Interest expense, net                      (536,947)              --             --            38,394(e)         (498,553)
                                             -----------      -----------      ---------         ---------         -----------

         TOTAL OTHER INCOME (EXPENSE)           (536,947)         134,695             --           (96,301)           (498,553)
                                             -----------      -----------      ---------         ---------         -----------

NET LOSS                                     $(7,849,774)     $(1,176,615)     $      --         $  72,533         $(8,953,856)
                                             ===========      ===========      =========         =========         ===========
Net Loss per Common Share, Basic and Diluted                                                                       $     (0.14)
                                                                                                                   ===========
Weighted Average Shares Outstanding                                                                                 66,060,393
                                                                                                                   ===========

                       LOYALTYPOINT, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1--MERGER

Effective February 18, 2004, FUNDever was acquired by BarPoint.com, Inc. in a reverse merger transaction, whereby BarPoint.com issued 68,250,111 shares of its common stock to FUNDever stockholders. Following the merger, FUNDever stockholders owned approximately 71.9% of the outstanding common stock of BarPoint.com, Inc. The transaction has been accounted for as a reverse merger in which FUNDever is considered to be the acquirer of BarPoint. Accordingly, the reverse merger was accounted for as a recapitalization in which (i) the assets and liabilities of FUNDever and BarPoint were combined on the basis of their historical book values; (ii) the common stock and additional paid in capital of FUNDever were retroactively restated to give effect to the exchange of FUNDever common stock for BarPoint common stock; and (iii) the retained earnings balance of BarPoint at the date of the merger was converted into additional paid in capital. Subsequent to the merger, BarPoint changed its name to LoyaltyPoint, Inc.

NOTE 2--ACQUISITION

On January 9, 2004, Schoolpop acquired certain assets and assumed certain liabilities of The National Scrip Center, Inc. ("NSC"), the Santa Rosa, California-based nonprofit company that founded the scrip (gift certificates and stored valued purchase cards) industry in 1988. A total of 12 NSC employees have become Schoolpop employees. Pursuant to the purchase, Schoolpop agreed to pay approximately $200,000 in cash, of which the entire amount is still due and owing, a five-year contingent earn-out consisting of 2% net revenue generated from specified customers, agreed to satisfy up to $1,266,000 owed to certain nonprofit customers of NSC and assume approximately $244,166 in leases and deferred payments on computer hardware and software. The preceding consideration is subject to further adjustment based upon the ascertainment of revised figures and facts regarding the on-going business. Subject to these adjustments and subsequent to the acquisition, the total amount owed to certain nonprofits has been revised downward to $1,019,111. NSC had substantial debts owed to trade vendors and other creditors, and Schoolpop did not agree to assume those liabilities. The following table summarizes the allocation of the purchase price:

            Purchase Price:
            ---------------
              Cash                              $  200,000
              Due to nonprofits                  1,019,111
              Capital lease obligation              27,106
                                                ----------
                    Total Purchase Price        $1,246,217
                                                ==========

           Allocation of Purchase Price:
              Inventory, net                    $1,172,111
              Furniture, fixtures & equipment       74,106
                                                ----------
                    Total Assets                $1,246,217
                                                ==========

                       LOYALTYPOINT, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 2--ACQUISITION--CONTINUED

As historical financial information for NSC is not yet available, the effect of the acquisition could not be presented in the pro forma financial statements.

NOTE 3--PRO FORMA ADJUSTMENTS

The pro forma adjustments give effect to i) the merger of FUNDever and BarPoint (the "merger"); ii) the acquisition of Schoolpop by FUNDever; and iii) certain other transactions related to i) and ii) above, as if all of these transactions had occurred at the beginning of the period shown.

Balance Sheet:

     (a) Derived from the audited balance sheets of FUNDever as of December 31, 2003.

     (b) Derived from the audited balance sheet of BarPoint as of December 31, 2003.

     (c) Adjusted for: i) cash dividend declared February 5, 2004 to BarPoint stockholders of record February 17, 2004, one day before the closing of the merger, of $932,371; ii) severance payments made to certain employees and executives pursuant to change of control provisions included in employment agreements, of $1,004,156; iii) establishment of an escrow account for a contractually agreed indemnity which was funded on the merger date of $576,000; iv) payment of accounts payable, pursuant to the merger agreement, of $221,030.

     (d) Establishment of escrow account for contractually agreed indemnity, which was funded on the merger date of $576,000.

     (e) Adjusted for accrued interest on notes payable exchanged for common stock in anticipation of the merger of $105,002.

     (f) Adjusted for notes payable exchanged for common stock in anticipation of the merger of $1,650,000, less $31,536 of deferred debt discount.

     (g) To record recapitalization entry to eliminate historical outstanding preferred stock in exchange for common stock for $500.

     (h) Adjusted for: i) issuance of common stock in exchange for notes payable of $19,143; and ii) to record recapitalization entry for the merger for $45,160.

     (i) Adjusted for: i) notes payable exchanged for common stock in anticipation of the merger for $1,704,323; and ii) recapitalization entry to eliminate historical accumulated deficit, preferred stock and common stock, less issuance of new common stock, for $31,073,213 and accumulated comprehensive income of $184,981.

     (j) To record recapitalization entry to eliminate historical accumulated deficit of $31,213,534.

     (k) To record recapitalization entry to eliminate historical accumulated comprehensive income for $184,981.

                       LOYALTYPOINT, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 3--PRO FORMA ADJUSTMENTS--CONTINUED

Statement of Operations:

     (a) Derived from the audited statement of operations of FUNDever as of December 31, 2003.

     (b) Derived from the audited statement of operations of Schoolpop as of July 31, 2003.

     (c) Adjusted for: i) depreciation expense associated with fixed assets not acquired of $70,000; ii) for non-recurring legal fees associated with the acquisition of Schoolpop by FUNDever, paid for by previous stockholders of Schoolpop for $128,000; and iii) increase in amortization expense associated with purchase price allocated to intangible assets of $29,166.

     (d) Adjusted for historical interest income on investments not acquired of $134,695.

     (e) Adjusted for historical interest expense associated with notes payable exchanged for common stock in anticipation of the merger of $69,930, offset by unamortized debt discount at the end of the period of $31,536.

                          FUNDEVER, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE PERIOD
             JANUARY 22, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                          FUNDEVER, INC. AND SUBSIDIARY

                                TABLE OF CONTENTS

               FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE PERIOD
             JANUARY 22, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002


Report of Independent Registered Public Accounting Firm.......................1

Consolidated Balance Sheets...................................................2

Consolidated Statements of Operations.........................................4

Consolidated Statements of Stockholders' Deficiency...........................5

Consolidated Statements of Cash Flows.........................................6

Notes to Consolidated Financial Statements....................................8

                        REPORT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
FUNDever, Inc.
Lilburn, Georgia

We have audited the accompanying consolidated balance sheets of FUNDever, Inc. and Subsidiary (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2003 and the period from January 22, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FUNDever, Inc. and Subsidiary as of December 31, 2003 and 2002, and the consolidated results of their operations and their consolidated cash flows for the year ended December 31, 2003 and the period from January 22, 2002 (inception) to December 31, 2002 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had recurring losses from operations, negative cash flows from operations, and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             /s/ Marcum & Kliegman LLP

June 11, 2004
New York, New York

                          FUNDEVER, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2003 AND 2002

                                     ASSETS

                                                             2003        2002
                                                          ----------   --------
CURRENT ASSETS
     Cash and cash equivalents                            $  238,796   $  3,703
     Accounts receivable, net of allowance of
       $111,769 and $25,857 at December 31, 2003
       and 2002, respectively                                653,564     97,393
     Inventory, net                                            4,234     10,674
     Prepaid expenses and other current assets                17,231    139,379
                                                          ----------   --------

         TOTAL CURRENT ASSETS                                913,825    251,149

PROPERTY AND EQUIPMENT, NET                                  203,591     30,397

OTHER ASSETS
     Intangible assets, net of accumulated amortization
        of $253,678 and $79,601 at December 31, 2003
        and 2002, respectively                               845,202
                                                                        132,668
     Goodwill                                              1,011,943         --
     Due from related party                                  241,672         --
     Deposits                                                    250      2,386
                                                          ----------   --------

         TOTAL OTHER ASSETS                                2,099,067    135,054
                                                          ----------   --------


         TOTAL ASSETS                                     $3,216,483   $416,600
                                                          ==========   ========

          See accompanying notes to consolidated financial statements.

                          FUNDEVER, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2003 AND 2002

      LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                                                          2003          2002
                                                      -----------   -----------
CURRENT LIABILITIES
     Accounts payable - trade                         $   394,122   $   169,675
     Accounts payable - school rebates                  1,273,550            --
     Accrued expenses                                     848,301        79,934
     Lines of credit                                    1,430,200       499,997
     Current portion of note payable - Schoolcash         147,000            --
     Notes payable stockholders, net of
        unamortized deferred debt discount
        of $0 and $38,771 at December 31, 2003
        and 2002, respectively                            156,626        92,855
     Deferred revenue                                     101,051            --
     Other current liabilities                             50,000            --
                                                      -----------   -----------

         TOTAL CURRENT LIABILITIES                      4,400,850       842,461

LONG-TERM LIABILITIES
     Note payable - Schoolcash, less current portion      103,000            --
     Notes payable stockholders, net of
         unamortized deferred debt discount
         of $31,536 and $98,900 at December 31, 2003
         and 2002, respectively                           563,464       121,100
     Convertible note payable - Schoolpop               1,055,000            --
     Other liabilities                                    250,000            --
                                                      -----------   -----------

         TOTAL LONG-TERM LIABILITIES                    1,971,464       121,100
                                                      -----------   -----------

         TOTAL LIABILITIES                              6,372,314       963,561

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
     Series A Convertible Preferred Stock;
       $.001 par value; 500,000 shares
       authorized; 500,000 and 174,500
       issued and outstanding at December 31,
       2003 and 2002, respectively with
       an aggregate liquidation
       value of $3,765,000 and $1,313,985                     500           174
     Series B Convertible Preferred Stock;
       $.001 par value; 4,500,000 shares
       authorized; none issued and
       outstanding at December 31, 2003 and 2002               --            --
     Common stock; $.001 par value; 15,000,000
       shares authorized; 3,729,200 and 627,500
       issued and outstanding at December 31, 2003
       and 2002, respectively                               3,730           628
     Additional paid-in capital                         6,339,944     1,102,468
     Accumulated deficit                               (9,500,005)   (1,650,231)
                                                      -----------   -----------

         TOTAL STOCKHOLDERS' DEFICIENCY                (3,155,831)     (546,961)
                                                      -----------   -----------

         TOTAL LIABILITIES AND
           STOCKHOLDERS' DEFICIENCY                   $ 3,216,483   $   416,600
                                                      ===========   ===========

          See accompanying notes to consolidated financial statements.

                          FUNDEVER, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE PERIOD
             JANUARY 22, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                                                        2003           2002
                                                     -----------    -----------

REVENUES                                             $ 1,772,249    $   642,817

COST OF REVENUES                                         998,534        593,860
                                                     -----------    -----------

         GROSS PROFIT                                    773,715         48,957

OPERATING EXPENSES
     Salaries and wages                                1,316,616        650,922
     Stock based compensation                          4,014,013         78,163
     Selling, general, and administrative expenses     1,983,184        603,956
     Impairment loss - intangible assets                 772,729             --
                                                     -----------    -----------

         TOTAL OPERATING EXPENSES                      8,086,542      1,333,041
                                                     -----------    -----------

         NET OPERATING LOSS                           (7,312,827)    (1,284,084)

INTEREST EXPENSE, NET                                   (536,947)      (366,147)
                                                     -----------    -----------

NET LOSS                                             $(7,849,774)   $(1,650,231)
                                                     ===========    ===========

          See accompanying notes to consolidated financial statements.

                          FUNDEVER, INC. AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY

               FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE PERIOD
             JANUARY 22, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                                            Convertible Series A
                                               Preferred Stock          Common Stock
                                              Shares     Amount       Shares       Amount
                                             -------      ----      ---------      ------

Balance at January 22, 2002                       --      $ --             --      $   --

     Initial issuance
       of common stock                            --        --        485,000         485

     Common stock issued
       for services rendered                      --        --        142,500         143

     Preferred stock issued
       with private placement                 74,800        74             --          --

     Preferred stock
       issued for
       loan financing                         33,200        33             --          --

     Preferred stock
       issued in
       connection with loans                  66,500        67             --          --

     Net loss                                     --        --             --          --
                                             -------      ----      ---------      ------

Balance at December 31, 2002                 174,500       174        627,500         628

     Common stock issued
       for compensation and services              --        --      2,595,900       2,596

     Common stock issued
       in exchange for loans                      --        --        505,800         506

     Preferred stock issued
       for consulting services                25,000        25             --          --

     Preferred stock issued
       for compensation and services          96,500        97             --          --

     Preferred stock issued
       in connection with loans               93,900        94             --          --

     Preferred stock issued
       in exchange for marketing rights       40,100        40             --          --

     Preferred stock issued
       in connection with acquisitions        70,000        70             --          --

     Net loss                                     --        --             --          --
                                             -------      ----      ---------      ------

Balance at December 31, 2003                 500,000      $500      3,729,200      $3,730
                                             =======      ====      =========      ======

[RESTUBBED]

                                               Additional
                                                Paid-in        Accumulated      Stockholders'
                                                Capital          Deficit         Deficiency
                                               ----------      -----------       -----------

Balance at January 22, 2002                    $       --      $        --       $        --

     Initial issuance
       of common stock                                 15               --               500

     Common stock issued
       for services rendered                       78,020               --            78,163

     Preferred stock issued
       with private placement                     556,401               --           556,475

     Preferred stock
       issued for
       loan financing                             249,967               --           250,000

     Preferred stock
       issued in
       connection with loans                      218,065               --           218,132

     Net loss                                          --       (1,650,231)       (1,650,231)
                                               ----------      -----------       -----------

Balance at December 31, 2002                    1,102,468       (1,650,231)         (546,961)

     Common stock issued
       for compensation and services            2,793,946               --         2,796,542

     Common stock issued
       in exchange for loans                      394,594               --           395,100

     Preferred stock issued
       for consulting services                    188,228               --           188,253

     Preferred stock issued
       for compensation and services              726,561               --           726,658

     Preferred stock issued
       in connection with loans                   304,588               --           304,682

     Preferred stock issued
       in exchange for marketing rights           302,521               --           302,561

     Preferred stock issued
       in connection with acquisitions            527,038               --           527,108

     Net loss                                          --       (7,849,774)       (7,849,774)
                                               ----------      -----------       -----------

Balance at December 31, 2003                   $6,339,944      $(9,500,005)      $(3,155,831)
                                               ==========      ===========       ===========

          See accompanying notes to consolidated financial statements.

                          FUNDEVER, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE PERIOD
             JANUARY 22, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                                                      2003          2002
                                                   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                      $(7,849,774)  $(1,650,231)
     Adjustments to reconcile net loss to
       net cash used in operating activities:
           Depreciation                                 38,573         5,429
           Amortization                                174,077        79,601
           Impairment of intangible assets             772,729            --
           Reserve for excess and obsolescence          60,153       143,402
           Reserve for bad debts                       (25,616)       25,857
           Reserve for prepaid royalties               205,136            --
           Amortization of debt discount               410,820        80,461
           Non-cash financing costs                         --       250,000
           Stock based compensation                  4,014,013        78,163
           (Increase) decrease in:
                Accounts receivable                     12,063      (123,250)
                Prepaid expenses                       (68,908)     (139,379)
                Inventory                              (53,713)     (154,076)
                Other current assets                     2,136        (2,386)
                Due from related party                (241,672)           --
                Accounts payable - trade               197,509       169,675
                Accounts payable - school rebates      277,641            --
                Accrued expenses and
                  other current liabilities            531,787        79,934
                Deferred revenue                       (34,729)           --
                                                   -----------   -----------

     NET CASH USED IN OPERATING ACTIVITIES          (1,577,775)   (1,156,800)

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property, equipment
       and intangibles                                 (61,718)      (35,826)
     Website development costs                              --      (212,269)
     Acquisition of Schoolpop,
       net of cash acquired                            149,283            --
                                                   -----------   -----------

     NET CASH PROVIDED BY (USED IN)
       INVESTING ACTIVITIES                             87,565      (248,095)

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from lines of credit                     932,703       499,997
     Payments on lines of credit                        (2,500)           --
     Proceeds from loans                             1,000,100       441,626
     Payments on loans                                (205,000)      (90,000)
     Proceeds from equity issuance                          --       556,975
                                                   -----------   -----------

     NET CASH PROVIDED BY FINANCING ACTIVITIES       1,725,303     1,408,598
                                                   -----------   -----------

          See accompanying notes to consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE PERIOD
             JANUARY 22, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                                                       2003       2002
                                                     --------   --------

     NET INCREASE IN CASH AND CASH EQUIVALENTS       $235,093   $  3,703

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR          3,703         --
                                                     --------   --------

CASH AND CASH EQUIVALENTS AT END OF YEAR             $238,796   $  3,703
                                                     ========   ========


Supplemental Disclosures of Cash Flow Information:

Cash paid for:

     Interest                                        $ 49,186   $ 12,458
                                                     ========   ========

     Income Taxes                                    $     --   $     --
                                                     ========   ========

Non-cash investing and financing activities:

     Debt discount on preferred stock issued
      in connection with loans                       $304,682   $218,132
                                                     ========   ========

     Conversion of notes payable
       into common stock                             $395,100   $     --
                                                     ========   ========

     Preferred stock issued in
       connection with T4Kids acquisition            $527,108   $     --
                                                     ========   ========

          See accompanying notes to consolidated financial statements.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--NATURE OF BUSINESS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN

Consolidated Financial Statements: These consolidated financial statements present the results of FUNDever, Inc. ("FUNDever") and its wholly-owned subsidiary Schoolpop, Inc. ("Schoolpop"), collectively referred to as the "Company". As further described in Note 9, Schoolpop was acquired on July 31, 2003, and the results of its operations from August 1, 2003 through December 31, 2003 are included in these consolidated financial statements. All inter-company balances and transactions have been eliminated in consolidation.

Nature of Business: The Company is a loyalty marketing company focused on raising funds for schools and charitable organizations. A consumer shopping with a merchant associated with the Company generates revenues for the Company, a portion of which are paid to participating schools and charitable organizations. FUNDever was incorporated in Delaware in January 2002 and launched its website in April 2002.

Going Concern: As shown in the accompanying consolidated financial statements, the Company has yet to achieve profitability and has accumulated deficits of $9,500,005 since inception. Additionally, the Company, since inception, has generated negative cash flow from operating activities totaling $2,734,575 and had a working capital deficiency of $3,487,025 as of December 31, 2003. In order to sustain its operating activities, the Company has been successful in raising net cash of $3,133,901 from financing activities since inception, which was also used to finance its acquisitions of other businesses. However, past successes in raising capital is not indicative of future results, and there can be no assurance that the Company can be successful in raising sufficient capital in order to meet its future operating needs.

The Company is currently seeking to raise $3,000,000 in additional capital from an existing stockholder and has recently signed a non-binding letter of intent.

Because it is uncertain whether the Company will be successful in raising the necessary capital, there is substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures and contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--NATURE OF BUSINESS, SIGNIFICANT ACCOUNTING POLICIES AND
        GOING CONCERN--CONTINUED

Cash and Cash Equivalents: For purposes of the consolidated statements of cash flows, the Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents with financial institutions and invests these funds in various short term interest bearing instruments. From time to time the amount of deposits in any one institution that exceeds federally insured limits is subject to credit risk.

Inventory: Inventory is valued at lower of cost or market, with cost generally stated on a first-in, first-out basis. Reserves for obsolescence or slow moving inventory are recorded when such conditions are identified. Reserves of $203,555 and $143,402 were recorded at December 31, 2003 and 2002, respectively.

Property and Equipment: Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized over the shorter of the estimated useful life of the improvement or the lease term.

Long-Lived Assets: The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Goodwill and Identifiable Intangible Assets: In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Account Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 141 was effective for all business combinations completed after June 30, 2001. SFAS 142 was effective for fiscal years beginning after December 15, 2001. SFAS No. 142 eliminated the amortization for goodwill and other intangible assets with indefinite lives. Intangible assets with lives restricted by contractual, legal, or other means are to be amortized over their useful lives. SFAS No. 142 requires that goodwill and other intangible assets not subject to amortization be tested for impairment at least on an annual basis or more frequently if events or changes in circumstances indicate that the asset might be impaired. SFAS No. 142 requires a two-step process for testing impairment. First, the fair value of each reporting

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--NATURE OF BUSINESS, SIGNIFICANT ACCOUNTING POLICIES AND
        GOING CONCERN--CONTINUED

unit is compared to its carrying value to determine whether an indication of impairment exists. If impairment is indicated, then the implied fair value of the reporting unit's goodwill is determined by allocating the unit's fair value to its assets and liabilities (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination. The amount of impairment for goodwill and other intangible assets is measured as the excess of its carrying value over its implied fair value.

During the year ended December 31, 2003, the Company performed an impairment analysis of its intangible assets acquired from Technology 4Kids, LP and determined that the assets acquired had been fully impaired, as the value of these assets would not be recoverable in future periods and therefore recorded a $772,729 impairment charge.

No other goodwill or intangible assets were deemed to be impaired as of December 31, 2003.

Web Site Development Cost: The Company accounts for website development costs in accordance with Emerging Issues Task Force ("EITF") 00-2. Under EITF 00-2, the Company capitalized the development costs related to the accelerated implementation of the Company's website beginning in February 2002.

Income Taxes: The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes and net operating loss carryforwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

Certain Significant Risks and Uncertainties: Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, investments and accounts receivable. Cash and cash equivalents are held primarily with two financial institutions and consist primarily of cash in bank accounts. The Company generates revenue primarily from Internet-based merchants in the United States and maintains allowances for estimated potential bad debt losses.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--NATURE OF BUSINESS, SIGNIFICANT ACCOUNTING POLICIES AND
        GOING CONCERN--CONTINUED

Accounts Receivable: The Company records an allowance for doubtful accounts based on specific identification of those accounts that they consider to be uncollectible and based on a percentage of historical uncollectible amounts.

Revenue Recognition: The Company recognizes revenue when persuasive evidence of an arrangement with a merchant exists, delivery has occurred or services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. Revenue is recognized when affiliated program merchants report a sale to the Company as a result of shoppers' purchases. Revenues earned under affiliated merchant arrangements which contractually obligate the Company to pass on specified rebate amounts to schools are recorded on a gross commission basis. Marketing and advertising revenue is generally recognized ratably over-the period of time during which the advertisement appears.

School Rebates: School rebates include cash amounts paid and payable to schools or organizations calculated upon one, or any combination of the following: (i) a percentage of the purchase made by the shopper; (ii) a flat fee per shopper;
(iii) a minimum rebate amount; and (iv) the school's student/supporter participation percentage.

Stock-Based Compensation: In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation" was issued. SFAS 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company intends to account for its stock based compensation plans in accordance with the provisions of APB 25.

On December 31, 2002, the FASB issued SFAS No. 148 ("SFAS 148"), Accounting for Stock Based Compensation-Transition and disclosure. SFAS 148 amends SFAS No. 123, to provide an alternative method of transition to SFAS 123's fair value method of accounting for stock based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock based employee compensation on reported

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--NATURE OF BUSINESS, SIGNIFICANT ACCOUNTING POLICIES AND
        GOING CONCERN--CONTINUED

net income in annual and interim financial statements. While the statement does not amend SFAS 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS 123 are applicable to all companies with stock based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS 123, or the intrinsic value method of APB Opinion No. 25. The adoption of SFAS 148 did not have an impact on the Company's consolidated results of operations as the Company did not have any compensatory stock options or warrants issued or outstanding for the year ended December 31, 2003 and the period January 22, 2002 (inception) through December 31, 2002.

NOTE 2--PROPERTY & EQUIPMENT, NET

Property and equipment, net includes the following:

                                     2003        2002
                                  ---------    --------

Computer equipment and software   $ 186,366    $ 24,618
Business equipment                   19,451       3,403
Furniture and fixtures                9,805       7,805
Leasehold improvements               31,971          --
                                  ---------    --------
                                    247,593      35,826

Less: accumulated depreciation      (44,002)     (5,429)
                                  ---------    --------

Property and equipment, net       $ 203,591    $ 30,397
                                  =========    ========

Depreciation expense totaled $38,573 and $5,429 for the year ended December 31, 2003 and the period January 22, 2002 (inception) through December 31, 2002, respectively.

NOTE 3--ROYALTY AGREEMENTS

At inception, the Company entered into multiple licensing arrangements with various vendors for software distribution and licensing rights. These agreements generally required the Company to either agree to purchase a pre-determined minimum amount of titles, or to pay these vendors a minimum licensing fee in advance of the related sales. Under the agreements, the royalties due under these agreements could be offset against the advances paid by the Company at the time the respective contracts were executed. During the period ended December

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3--ROYALTY AGREEMENTS -- CONTINUED

31, 2002, the Company advanced various vendors total prepaid royalties of approximately $196,000, of which approximately $59,000 were expensed in the period due to sales of the titles. At December 31, 2002, there was approximately $137,000 of prepaid royalties included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

During the year ended December 31, 2003, the Company entered into additional licensing agreements in which the Company advanced various vendors approximately $82,000 in prepaid royalties. Total royalty expense recorded during the year ended December 31, 2003 related to the royalty agreements amounted to approximately $7,000.

During the year ended December 31, 2003, the Company performed an assessment related to the recoverability of the prepaid royalty amounts. The factors included in the assessment were the likelihood of the Company selling any titles in the future out of its existing inventory supplies, as well as, the Company's inability to sell titles for which the Company did not have any physical inventory as the Company does not have any replication capabilities. As a result of this assessment performed, the Company recorded a reserve against these prepaid royalties in the amount of $205,136 to write down the value of the Company's prepaid royalties to its realizable value. As of December 31, 2003, there was approximately $7,000 of prepaid royalties included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4--INTANGIBLE ASSETS

Intangible assets at December 31, 2003 and 2002 consist of:

----------------------------------------------------------------------------------------------------------------
                                                   December 31,2003
----------------------------------------------------------------------------------------------------------------
                                               Estimated                 Accumulated      Asset      Intangible
               Asset                         Useful Lives     Amount     Amortization   Impairment   Assets, net
----------------------------------------------------------------------------------------------------------------
Amortized Intangible Assets:
----------------------------
Websites                                         2 yrs      $  462,269    $(201,360)    $(234,375)   $   26,534
 Enrolled supporters                             2 yrs         929,915      (52,319)     (538,354)      339,242
                                                            ---------------------------------------------------
    Sub-total, amortized intangible assets                   1,392,184     (253,679)     (772,729)      365,776

Unamortized Intangible Assets:
------------------------------
Websites/Trademarks                            indefinite   $  200,000           --            --       200,000
 Registered entities                           indefinite      225,425           --            --       225,425
 Merchant relationships                        indefinite       54,000           --            --        54,000
                                                            ---------------------------------------------------
    Sub-total, unamortized intangible assets                   479,425           --            --       479,425

                                                            ---------------------------------------------------
Total, Intangible Assets                                    $1,871,609    $(253,679)    $(772,729)   $  845,202
                                                            ===================================================

 Goodwill                                                   $1,011,943    $      --     $      --    $1,011,943
                                                            ===================================================

----------------------------------------------------------------------------------------------------------------
                                                   December 31,2002
----------------------------------------------------------------------------------------------------------------
                                               Estimated                 Accumulated      Asset      Intangible
               Asset                         Useful Lives     Amount     Amortization   Impairment   Assets, net
----------------------------------------------------------------------------------------------------------------
Amortized Intangible Assets:
----------------------------
Websites                                         2 yrs      $  212,269    $ (79,601)    $      --    $  132,668

(See Note 9 for intangible assets related to acquisitions.)

Amortization expense for the year ended December 31, 2003 and the period January 22, 2002 (inception) through December 31, 2002 was $174,077 and $79,601, respectively.

Future amortization expense for the above intangible assets as of December 31, 2003 is as follows:

              For the year ending December 31,             Amounts
              --------------------------------            --------
                          2004                            $222,317
                          2005                             143,459
                        thereafter                              --
                                                          --------
                          Total                           $365,776
                                                          ========

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5--NOTES PAYABLE
                                                                December 31,
                                                              2003       2002
                                                           ----------  --------
NOTES PAYABLE - STOCKHOLDERS

Promissory note payable to stockholder, original amount
of $250,000 on January 31, 2002, requiring principal
payments of $10,000 per month starting March, 2002
through December 2002, $20,000 per month through July,
2003 and $10,000 August, 2003. Principal payments of
$90,000 were made through December, 2002, and no
additional payments made thereafter. 33,200 shares of
Series A Convertible Preferred Stock were issued in
connection with an amendment, valued at $250,000 and
charged to interest expense during 2002. Interest
accrued annual rate of 12%. Principal plus accrued
interest converted into 83,700 shares of common stock
of the Company in January, 2004.                           $  160,000  $160,000

Related deferred debt discount recognized for 33,300
Shares of Series A Convertible Preferred Stock issued
in Connection with the note valued at $125,377, net of
accumulated amortization of $120,151 at 2003 and
$57,465 at 2002.                                               (5,226)  (67,912)

Promissory note payable to stockholder, original amount
of $60,000 on July 26, 2002, required monthly interest
payments only based on annual rate of 12% with maturity
date of December 31, 2002. Principal plus accrued
interest converted into 47,000 shares of common stock
of the Company in January 2004.                                60,000    60,000

Related deferred debt discount recognized for 20,000
shares of Series A Convertible Preferred Stock issued
in connection with the note valued at $42,906, net of
accumulated amortization of $40,522 at 2003 and $11,918
at 2002.                                                       (2,384)  (30,988)

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5--NOTES PAYABLE--CONTINUED

                                                                December 31,
                                                              2003       2002
                                                           ----------  --------
NOTES PAYABLE - STOCKHOLDERS - CONTINUED

Promissory notes payable to stockholder, original
amounts of $100,000 in November 2002, $170,100 in
January 2003, $130,000 in April 2003, and $250,000 in
July 2003; no interest, notes mature in December 2003.
$130,000 was repaid in 2003 and $395,100 was converted
into shares of common stock of the Company in 2003.        $  125,000  $100,000

Related deferred debt discount recognized for 13,200
shares of Series A Convertible Preferred Stock issued
in November 2002 and 23,800 shares of Series A
Convertible Preferred Stock in January 2003 in
connection with the notes valued at $49,849 and
$87,270, net of accumulated amortization of $137,119 at
2003 and $11,078 at 2002. The debt discounts were fully
amortized at December 31, 2003.                                    --   (38,771)

Promissory note payable to stockholder, original amount
of $125,000 on February 28, 2003, with maturity date of
December 31, 2003, no stated interest rate. Loan
converted into 48,600 shares of common stock of the
Company in January 2004.                                      125,000        --

Related deferred debt discount recognized for 17,500
shares of Series A Convertible Preferred Stock issued
in connection with the note, valued at $64,150 net of
accumulated amortization of $58,318 at 2003.                   (5,832)       --

Promissory note payable to stockholder, original amount
of $31,626 on October 28, 2002, annual interest rate at
12%. Payable interest only each month with maturity
date of December 31, 2003. The Company and the
stockholder have agreed to convert this note into
common stock (see Note 12).                                    31,626    31,626

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5--NOTES PAYABLE--CONTINUED
                                                                December 31,
                                                              2003       2002
                                                           ----------  --------
NOTES PAYABLE - STOCKHOLDERS - CONTINUED

Promissory note payable to stockholder, original amount
of $125,000 in April 2003 and $125,000 in June 2003,
interest accrues at 1% annual rate, matures in December
2003. Loan converted into 81,100 shares of common stock
of the Company in January 2004.                            $  250,000  $     --

Related deferred debt discount recognized for 52,600
shares of Series A Convertible Preferred Stock issued
in connection with the notes valued at $153,264, net of
accumulated amortization of $135,170 at 2003.                 (18,094)       --
                                                           ----------  --------

Total notes payable - stockholders                            720,090   213,955
Less current portion                                          156,626    92,855
                                                           ----------  --------
Long term portion notes payable - stockholders             $  563,464  $121,100
                                                           ==========  ========

CONVERTIBLE NOTES PAYABLE - SCHOOLPOP

Convertible note payable Schoolpop note holders, issued
July 31, 2003, interest accrues at 5% per annum through
November 30, 2003 and thereafter at an annual rate of
prime plus 2%. Initially convertible into Series B
Convertible Preferred Stock (see Note 6), note was
amended and converted into 17% of the outstanding
capital stock of BarPoint.com, Inc. in February 2004
(See Note 9 and Note 12).                                  $1,055,000  $     --
                                                           ==========  ========

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5--NOTES PAYABLE--CONTINUED
                                                                December 31,
                                                              2003       2002
                                                           ----------  --------
NOTE PAYABLE - SCHOOLCASH

Note payable issued in connection with Schoolcash
acquisition, annual interest rate at 6% with monthly
payments of accrued interest starting on January 1,
2004, monthly principal payments of $21,000 starting
June 1, 2004 and a final payment of $19,000 on May 30,
2005. (See Note 9)                                         $  250,000        --

Less current portion                                          147,000        --
                                                           ----------  --------

Long-term portion note payable - Schoolcash                $  103,000  $     --
                                                           ==========  ========

LINES OF CREDIT

Promissory note payable to bank, interest at prime plus
1%, payable upon demand, secured by inventory, chattel
paper, accounts, equipment and general intangibles.
Note was assumed by a major stockholder subsequent to
year end (see Note 12).                                    $1,000,200  $499,997

Line of credit with bank at prime plus 0.5%, payable on
demand, expiring May 2005, secured by all inventory,
equipment and accounts receivable.                            430,000        --
                                                           ----------  --------

Total lines of credit                                      $1,430,200  $499,997
                                                           ==========  ========

NOTE 6--STOCKHOLDERS' DEFICIENCY

Preferred Stock: In February 2002, the Company's Board of Directors authorized the issuance of 5,000 shares of preferred stock, par value $0.001, of which 3,496 shares were designated as Series A Convertible Preferred Stock. On June 2003, the remaining 1,504 shares of authorized preferred stock, par value $0.001 were also designated as Series A Convertible Preferred Stock. In July 2003, the Company's Board of Directors authorized 5,000,000 shares of preferred stock, par value $0.001, of which 500,000 shares were designated as Series A Convertible Preferred Stock (the "Series A") and 4,500,000 shares were designated as

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6--STOCKHOLDERS' DEFICIENCY -- CONTINUED

Series B Convertible Preferred Stock (the "Series B"). On July 31, 2003, each share of the Company's outstanding preferred stock was automatically split into one hundred shares of the same series of the Company's preferred stock. After such split, 500,000 shares of Series A are issued and outstanding as of December 31, 2003. No shares of Series B have been issued. All shares of preferred stock have been retroactively restated to effect the split.

Rights & Preferences of Preferred Stock

     i) If and when declared by the Board of Directors, the holders of the Series A and Series B are entitled to receive dividends on parity with dividends payable on the Company's common stock.

     ii) In the event of any liquidation event, either voluntary or involuntary, the holders of the Series A and Series B will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of common stock, an amount per share equal to the applicable original issue price for such preferred stock, plus declared and unpaid dividends on such share.

     iii) If, upon the occurrence of such liquidation event, the proceeds thus distributed to the holders of preferred stock shall be insufficient to fully pay each share of preferred stock, then the entire proceeds shall be distributed ratably among the holders of the Series B, until such holders have received their applicable original issue price. If proceeds remain thereafter, then the holders of the Series A shall receive the remaining proceeds on a ratable basis, until such holders receive their respective applicable original issue price. Thereafter, any remaining proceeds shall be distributed among the holders of common stock.

     iv) After July 31, 2008, the Company, at its option and upon giving proper notice, shall have the right to redeem the then outstanding Series B at the applicable original issue price, plus any and all declared and unpaid dividends.

     v) Each share of preferred stock shall be convertible, at the option of the holder, at any time after the date of issuance and five days prior a redemption date, into the Company's common stock as is determined by dividing the original issue price for such series by the conversion price, which such conversion price shall be the original issue price applicable to such series, as adjusted. Solely with regard to the Series B, if the Company were to issue any additional stock, either common or preferred, without consideration to the Company or for consideration per share less than the Series B conversion price, then the conversion price for the Series B shall be adjusted to a price equal to the price per share for such additional stock. No adjustment to the Series B conversion price shall make that amount less than one cent per share.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6--STOCKHOLDERS' DEFICIENCY--CONTINUED

     vi) As long as the holders of the Series B own not less than 15% of the total outstanding capital stock of the Company, the holders of such Series B shall be entitled to elect one director to the Company's Board of Directors.

     vii) As long as the holders of the Series B hold not less than 10% of the total outstanding capital stock of the Company, then the Company must receive an approval of at least the majority of the then outstanding Series A and Series B (voting together as single class and on an as converted basis) to effect certain corporate actions, including, but not limited to: liquidations; alter or change the rights of the Series B which adversely effect the holders of Series B; increase or decrease the number of authorized shares of Series B; authorize or issue any equity security having preference over, or in parity with, the Series B; redeem or repurchase any share of any preferred or common stock; amend the Company's Certificate of Incorporation or Bylaws; or change the authorized number of directors of the Company.

Common Stock: In January 2002, the Company's Board of Directors authorized the issuance of 10,000 shares of Common Stock, par value $0.001. In March 2003, the Board authorized the issuance of an additional 10,000 shares of Common Stock, par value $0.001. In June 2003, the Board authorized the issuance of an additional 20,000 shares of Common Stock, par value $0.001. In July 2003, the Company's Board of Directors authorized 15,000,000 shares of Common Stock, par value $0.001. On July 31, 2003, each share of the Company's outstanding Common Stock was automatically split into one hundred shares of Common Stock. After such split, 3,729,200 shares of Common Stock are issued and outstanding as of December 31, 2003. All shares of common stock have been retroactively restated to effect the split.

During the period ended December 31, 2003, the Company issued: 2,595,900 shares of common stock valued at $2,796,542 for compensation and services; 505,800 shares of common stock valued at $395,100 for attainment of loans; 25,000 shares of preferred stock valued at $188,253 for private placements; 96,500 shares of preferred stock valued at $726,658 for compensation and services; 93,900 shares of preferred stock valued at $304,682 for loan conversions; 40,100 shares of preferred stock valued at $302,561 for marketing rights; and 70,000 shares of preferred stock valued at $527,108 in connection with acquisition of T4Kids.

During the period ended December 31, 2002; the Company issued: 142,500 shares of common stock valued at $78,163 for consulting services rendered; 74,800 shares of preferred stock valued at $556,475 for private placement; and 99,700 shares of preferred stock valued at $468,132 in connection with loans.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7--INCOME TAXES

Due to the Company's losses and the recognition of a valuation allowance against any deferred tax asset, there was no income tax provision for the years ended December 31, 2003 and 2002.

Significant components of the Company's net deferred tax assets at December 31 consist of:

Deferred tax assets and (liabilities):

                                          December 31,
                                       2003          2002
                                   ------------    ---------

Amortization and depreciation      $    335,500    $  (6,100)
Inventory reserve                        81,400       57,400
Allowance for doubtful accounts          44,700       10,300
Other accruals and reserves             135,900           --
Net operating loss carry forward     16,865,000      567,000
                                   ------------    ---------

Total deferred tax assets            17,462,500      628,600
Valuation allowance                 (17,462,500)    (628,600)
                                   ------------    ---------

Net deferred tax assets            $         --    $      --
                                   ============    =========

The increase in the valuation allowance of $16,833,900 during the year ended December 31, 2003 was primarily the result of loss carry-forwards of School Pop acquired in July of 2003. At December 31, 2003, the Company has net operating loss carry-forwards of approximately $42,162,000 expiring from 2011 through 2024. Current federal, Georgia and California tax laws include substantial restrictions on the utilization of net operating losses and those of acquired entities as a result of the "ownership change" for the acquired subsidiary. Accordingly, the Company's ability to utilize its own net operating loss and those of the acquired entities may be limited as a result of such "ownership change." Such a limitation could result in the expiration of carry-forwards before they are utilized.

The Company provided a full valuation allowance against the deferred tax asset based on the Company's evaluation of the likelihood of realization of future tax benefits resulting from the deferred tax assets.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8--EMPLOYEE BENEFIT PLAN

The Company has a 401(k) tax deferred savings plan (the 401(k) Plan) to provide for retirement of its employees. Employee contributions are limited to 15% of their annual compensation. The Company may make contributions at the Board of Directors' discretion. The Company has not made any employer contributions to the 401(k) Plan for any of the periods presented.

NOTE 9--ACQUISITIONS

In April 2003, FUNDever entered into an Asset Purchase Agreement with A Plus America, Inc. ("General Partner") and Technology4Kids, LP ("T4Kids"), a Boston, Massachusetts-based company that operated an online shopping support program where a percentage of online purchases made from brand name retailers created points that could be converted by schools to acquire copiers, printers, fax machines, etc. Under the terms of the agreement, FUNDever issued 70,000 shares of its Series A Convertible Preferred Stock valued at $527,108, agreed to assume $321,246 in accrued technology points earned by schools and agreed to an earnout equal to 15% of gross revenues from certain revenue streams associated with the T4Kids assets. The shares of FUNDever stock were distributed to the limited partners of T4Kids. Earnout payments are expensed as incurred and amounted to approximately $9,600 during the year ended December 31, 2003.

On July 31, 2003 FUNDever acquired Schoolpop, Inc. ("Schoolpop") based in Menlo Park, California in a merger transaction with a newly formed subsidiary of FUNDever. Schoolpop is an online shopping program, giving a percentage of online purchases made from brand name retailers as cash contributions to schools and nonprofits. At the date of acquisition, Schoolpop had approximately 26,000 enrolled schools and organizations, approximately twenty times the number of FUNDever's registered entities, with approximately 500,000 enrolled supporters. Schoolpop had invested approximately $10 million in proprietary website infrastructure and software, compared to FUNDever's $212,000 website investment. Schoolpop was generally perceived as the industry leader in online fundraising for schools and nonprofits. Pursuant to the acquisition, Schoolpop became a wholly-owned subsidiary of FUNDever. Under the terms of the agreement, Schoolpop's stockholders received as consideration cash in the amount of $13,134,815, an ownership interest in a convertible promissory note with a principal amount of $1,055,000 (convertible into FUNDever new Series B Convertible Preferred Stock of FUNDever in an amount equal to 27% of all issued and outstanding shares of capital stock of FUNDever), and the right to receive contingent earn-out payments over the next five years ranging from 6% to 10% of net revenue generated from specific schools and from specified business lines, not to exceed $32,000,000. Earn-out payments are expensed as incurred and

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9--ACQUISITIONS--CONTINUED

amounted to $58,328 during the year ended December 31, 2003. At the date of acquisition, Schoolpop had cash and cash equivalents that were transferred into an escrow account in the amount of $12,789,815. These funds were used by FUNDever as part of the consideration paid to the Schoolpop preferred shareholders and for payment of certain liabilities in connection with the acquisition. The convertible promissory note was amended subsequent to December 31, 2003 to be convertible immediately before the merger between FUNDever and BarPoint (as referenced in Note 12) into common stock of BarPoint.

On November 30, 2003, FUNDever purchased certain assets associated with the www.schoolcash.com website from Pearson Education, Inc. Under the terms of the agreement, FUNDever agreed to pay approximately $193,000 in cash, of which approximately $143,000 remains due and owing, delivered a promissory note in the principal amount of $250,000 and agreed to pay a five-year contingent earn-out ranging from 6% to 10% of net revenue generated from specified merchants and schools. Earn-out payments are expensed as incurred and amounted to approximately $8,000 during the year ended December 31, 2003.

The following table summarizes the acquisitions completed during the period ended December 31, 2003 and the assets acquired and liabilities assumed in each transaction.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9--ACQUISITIONS--CONTINUED

-------------------------------------------------------------------------------
                                                                    Estimated
Acquisition       Purchase Price/Allocation             Value      Useful Life
-------------------------------------------------------------------------------

Technology 4 Kids, LP (asset purchase)
-------------------------------------------------------------------------------
                Purchase Price:
                  70,000 shs Series A
                    Conv. Pref. Stk.                $   527,108
                  Accrued liabilities                   321,246
                                                    -----------
                     Total Purchase Price           $   848,354
                                                    ===========

                Purchase Price Allocation:
                  Computer equipment                $     2,000       2 yrs
                  Enrolled supporters                   596,354       2 yrs
                  Website                               250,000       2 yrs
                                                    -----------
                      Total                         $   848,354
                                                    ===========

Schoolpop, Inc. (merger)
-------------------------------------------------------------------------------
                Purchase Price:
                  Cash                              $   345,000
                  Cash distributed from Schoolpop    12,789,815
                  Note payable                        1,055,000
                  Accounts payable                    1,022,847
                  Accrued liabilities                   207,874
                                                    -----------
                     Total Purchase Price           $15,420,536
                                                    ===========

                Purchase Price Allocation:
                  Cash                              $   494,283        n/a
                  Accounts receivable, net              337,941        n/a
                  Other current assets                   14,080        n/a
                  Fixed assets, net                      43,049      2-5 yrs
                  Due from parent                    12,789,815        n/a
                  Website/Trademark                     200,000     indefinite
                  Registered entities                   225,425     indefinite
                  Merchant relationships                 54,000     indefinite
                  Enrolled supporters                   100,000       2 yrs
                  Computer software                     150,000       5 yrs
                  Goodwill                            1,011,943     indefinite
                                                    -----------
                      Total                         $15,420,536
                                                    ===========

 Schoolcash.com (asset purchase)
-------------------------------------------------------------------------------
                Purchase Price:
                  Cash                              $   193,239
                  Note payable                          250,000
                                                    -----------
                     Total Purchase Price           $   443,239
                                                    ===========

                Purchase Price Allocation:
                  Accounts receivable, net          $   204,678        n/a
                  Computer equipment                      5,000       2 yrs
                  Enrolled supporters                   233,561       2 yrs
                                                    -----------
                      Total                             443,239
                                                    ===========

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9--ACQUISITIONS--CONTINUED

The following unaudited supplemental information reflects the Company's pro forma results of operations for the periods shown by combining the historical results of the Company and SchoolPop including the impact of other applicable purchase accounting adjustments, assuming the acquisition had occurred at the beginning of each period presented.


                          (Unaudited)         (Unaudited)
                        December 31, 2003   December 31, 2002
                        -----------------   -----------------
         Net Sales        $ 3,418,981         $ 4,576,121
                          ===========         ===========
         Net Loss         $(7,980,170)        $(2,851,289)
                          ===========         ===========

NOTE 10 - COMMITMENTS & CONTINGENCIES

Legal Proceedings

Albertson's Inc. ("Albertson's") filed an action against Schoolpop on October 31, 2003 in the United States District Court, Central District of California. Albertson's alleged violations of the Lanham Act, breach of contract, interference with prospective economic advantage, and violation of the unfair competition law of California. The allegations related to certain alleged acts of Schoolpop prior to FUNDever acquiring Schoolpop. Pursuant to the merger agreement between FUNDever and Schoolpop, prior stockholders of Schoolpop have agreed to indemnify FUNDever for any damages incurred with regard to this action. Management has been in settlement discussions with Albertson's and has orally agreed to settle the action for $300,000 to be paid monthly over a number of years. FUNDever is offsetting contingent earn-out payments otherwise payable to the former stockholders of Schoolpop that have agreed to indemnify FUNDever for any damages with regard to this action. An accrual in the amount of $300,000 was recognized in 2003 for this liability and is included in other liabilities as of December 31, 2003. Recovery through nonpayment of the-earn out provision is recognized as the earn-out expense is recognized. As of December 31, 2003, $58,328 in recovery had been recognized and the balance of the due from related party amounted to $241,672.

Another claim by a vendor of FUNDever, Nova Development, Inc., regarding a prepaid royalty for the right to produce software titles has recently been settled through arbitration for $50,000. An accrual for this amount was recognized in 2003 and is included in accrued expenses as of December 31, 2003.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMITMENTS & CONTINGENCIES--CONTINUED

Lease Commitments

The Company leases its principal facilities under non-cancelable operating leases. Future minimum annual rental payments under the lease agreement are as follows:

         Period ending December 31,
         --------------------------
                    2004                                $185,423
                    2005                                 124,591
                    2006                                 105,510
                    2007                                  95,232
                    2008                                  93,413
                 thereafter                               99,331
                                                        --------

                    Total                               $703,500
                                                        ========

Rent expense was $116,531 and $21,113 for the year ended December 31, 2003 and the period from January 22, 2002 (inception) through December 31, 2002, respectively. Rent expense under the facility lease is recognized on a straight-line basis over the term of the lease.

In June 2004, the Company's headquarters terminated its lease in Lilburn, Georgia and signed a new lease in Duluth, Georgia. The Company was required to pay two months rent for canceling their previous lease.

NOTE 11--STATE SPONSORSHIP AGREEMENT

In November 2003, Schoolpop, Inc. entered into a state sponsorship agreement with an individual whereby the individual is an authorized representative of the Company to act as an independent distributor to engage potential educational institutions or charitable organizations that have an interest in the Company's products and services. This sponsor has the exclusive right to sell the Company's products and services to the K-12 educational and non-profit marketplace in Florida. The Company will pay the Sponsor a fee for any items sold in Florida by another party. The sponsor paid the Company a one time State License Fee of $89,775 for the five year exclusive sales rights to the State of Florida, which revenue has been deferred and is being recognized over the life of the agreement. The Company will split the net profits equally for sales made by the sponsor, net of expenses paid by the Company. The sponsor is considered an independent contractor and is not an employee of the Company.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12--SUBSEQUENT EVENTS

The Company entered into employment agreements with three of its executive officers on January 1, 2004. These employment agreements will expire at December 31, 2004 unless renewed by the Company. Such agreements provide for annual salaries, monthly automobile allowances and reimbursement for a portion of their health insurance premiums. Upon termination or non renewal of their agreements (except for cause), the officers are entitled to severance packages. Except for the employment agreements described above, the Company does not pay any other compensation to these officers.

In addition to the above employment agreements, the Company has also agreed to grant employee stock options to two other executive officers, not covered under an employment agreement. Options to purchase 950,000 shares of common stock exercisable at $ 0.15 per share and 832,337 shares of common stock exercisable at $ 0.0865 per share are to be issued upon Board approval. These options will vest over a four year period and will expire ten years from original issue date.

In January 2004, Schoolpop acquired certain assets and assumed certain liabilities of The National Scrip Center, Inc. ("NSC"), the Santa Rosa, California-based nonprofit company that founded the scrip (gift certificates and stored valued purchase cards) industry in 1988. A total of 12 NSC employees have become Schoolpop employees. Pursuant to the purchase, Schoolpop agreed to pay approximately $200,000 in cash, of which the entire amount is still due and owing, a five-year contingent earn-out consisting of 2% net revenue generated from specified customers, agreed to satisfy up to $1,266,000 owed to certain school and nonprofit customers of NSC and assume approximately $244,166 in leases and deferred payments on computer hardware and software. The preceding consideration is subject to further adjustment based upon the ascertainment of revised figures and facts regarding the on-going business. Subject to these adjustments and subsequent to the acquisition, the total amount owed to certain nonprofits has been revised downward to $1,019,111. NSC had substantial debts owed to trade vendors and other creditors, and Schoolpop did not agree to assume those liabilities. The following table summarizes the allocation of the purchase price:

            Purchase Price:
            ---------------
             Cash                              $  200,000
             Due to nonprofits                  1,019,111
             Capital lease obligation              27,106
                                               ----------
                   Total Purchase Price        $1,246,217
                                               ==========

            Allocation of Purchase Price:
              Inventory, net                   $1,172,111
              Furniture, fixtures & equipment      74,106
                                               ----------
                   Total Assets                $1,246,217
                                               ==========

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12--SUBSEQUENT EVENTS--CONTINUED

A material consideration for the Company in entering into the NSC transaction was the assumption and continuation of the American Express Incentive Services LLC ("AEIS") exclusive agreement, which currently expires on July 31, 2004. AEIS provides, on an exclusive basis, certain stored value purchase cards (gift cards) to the Company, which are currently the Company's most popular gift cards, as measured by sales volume. If the Company is unsuccessful in reaching an exclusive agreement with AEIS, the resulting loss of revenue could have a material negative impact on the Company's anticipated revenue and operating cash flow.

In January 2004, the Company issued 279,098 shares of its common stock of which 18,698 shares were issued for services valued at $32,211 and 260,400 shares were issued in exchange for loans plus accrued interest totaling $676,850.

Honey Baked Ham, Inc. and Gerard, Inc. filed an action in February 2004 against Schoolpop in the Superior Court of California, County of Sonoma. The plaintiffs are seeking to recover approximately $140,000 in damages for alleged violations of the unfair competition law of California, conversion and unjust enrichment as a result of Schoolpop's purchase of NSC. The plaintiffs alleged that NSC had the inventory on consignment, did not pay for it, and transferred the inventory to Schoolpop, as an alter ego of NSC, without any consideration. Schoolpop's defense is that it paid fair consideration for the purchase of the gift certificates as an arms-length purchaser without any knowledge of an adverse claim, and management believes that Schoolpop should not be held liable for the obligations of NSC to the plaintiffs. No accrual for this potential liability has been recorded in these consolidated financial statements.

Effective February 18, 2004, FUNDever was acquired by BarPoint.com, Inc., ("BarPoint") a publicly registered company, in a reverse merger transaction. Pursuant to the merger agreement, Barpoint issued 68,246,115 shares of its common stock to FUNDever shareholders. Following the merger, FUNDever stockholders owned approximately 71.9% of the outstanding common stock of Bar Point. Subsequent to the merger, Bar Point changed its name to LoyaltyPoint, Inc.

Simultaneous with the BarPoint merger in February 2004, the Note Payable - Schoolpop (See Note 9) was converted into 16,133,000 shares of BarPoint.com, Inc. common stock.

The former board of directors of BarPoint required FUNDever to extend its lines of credit, which had been guaranteed by certain FUNDever officers and a director, in order to expedite the merger closing. One line of credit in the amount of $1,000,200 was assumed by a major stockholder and director of FUNDever subsequent to year end. No consideration was paid by the Company for the loan assumption. In addition, the director and certain FUNDever officers remain guarantors on a $430,000 line of credit. This loan has been extended to May 31, 2005. Also, see Note 5 which describes the terms of notes with related parties.

                          FUNDEVER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12--SUBSEQUENT EVENTS--CONTINUED

In March 2004, The Cheesecake Factory Restaurants, Inc. ("Cheesecake Factory") filed an action in Superior Court of California, County of Los Angeles, against Schoolpop alleging that Schoolpop is liable for a contractual obligation of NSC to Cheesecake Factory in the approximate amount of $40,000. Cheesecake Factory is seeking collection from Schoolpop as an alleged successor-in-interest, transferee and assignee of NSC and alleges that Schoolpop is jointly liable for debts and obligations of NSC to Cheesecake Factory. Schoolpop acquired no inventory of Cheesecake Factory from NSC and did not agree to assume any obligations of NSC to Cheesecake Factory in connection with the purchase from NSC. The Company believes that Schoolpop should not be held liable for the obligations of NSC to Cheesecake Factory.

In May 2004, the Company and a stockholder have agreed to convert a note payable to the stockholder in the amount of $31,262, plus accrued interest and other consideration, into 285,885 shares of LoyaltyPoint, Inc. common stock. The Company originally issued the promissory note to the stockholder on October 28, 2002 in the original principal amount of $31,626 and agreed to issue 4,200 shares of Series A Convertible Preferred Stock in connection with the loan, however, due to an oversight the shares were never issued.

On June 3, 2004, FUNDever, through Schoolpop, acquired the assets of One Stop School Shop, Inc. ("One Stop") for consideration consisting of $25,000 cash, 1,196,809 shares of common stock of the Company and a contingent earn-out consisting of (i) 50% of the gross revenue for 2004 and (ii) 10% of the gross revenue for 2005 generated from the assets acquired from One Stop to be paid in cash and common stock of the Company. One Stop provides a loyalty-based program involving the sale of pre-packaged school supplies through schools, sold to the parents of their students.

                                 SCHOOLPOP, INC.

                              FINANCIAL STATEMENTS

                     FOR THE PERIOD ENDED JULY 31, 2003 AND
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                      WITH
                          INDEPENDENT AUDITORS' REPORT




                           GH&I [LOGO] Gifford Hillegass & Ingwersen, LLP
                                       CERTIFIED PUBLIC ACCOUNTANTS & ADVISORS
                                       Where it all comes down to worth.

                                 SCHOOLPOP, INC.

                                TABLE OF CONTENTS

                     FOR THE PERIOD ENDED JULY 31, 2003 AND
                      FOR THE YEAR ENDED DECEMBER 31, 2002




Independent Auditors' Report............................................1

Balance Sheets........................................................2-3

Statements of Operations................................................4

Statements of Stockholders' Equity (Deficit)
  and Other Comprehensive Income (Loss).................................5

Statements of Cash Flows................................................6

Notes to Financial Statements...........................................7

GH&I [LOGO] Gifford Hillegass & Ingwersen, LLP
            CERTIFIED PUBLIC ACCOUNTANTS & ADVISORS
            Where it all comes down to worth.


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Schoolpop, Inc.


         We have audited the accompanying balance sheets of Schoolpop, Inc. (the "Company") as of July 31, 2003 and December 31, 2002, and the related statements of operations, stockholders' equity (deficit) and other comprehensive income
(loss) and cash flows for the seven months ended July 31, 2003 and for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2003 and December 31, 2002 and the results of its operations and its cash flows for the periods stated above in conformity with accounting principles generally accepted in the United States of America.

                                  /s/ Gifford Hillegass & Ingwersen, LLP

                                      Gifford Hillegass & Ingwersen, LLP

Atlanta, Georgia
April 19, 2004

1200 Ashwood Parkway, Suite 300
Atlanta, GA 30338-4747
Tel (770) 396-1100 o Fax (770) 393-0319
www.ghi-cpa.com

MEMBERS OF THE LEADING EDGE ALLIANCE AND KRESTON INTERNATIONAL

                                SCHOOLPOP, INC.

                                 BALANCE SHEETS

           FOR THE PERIODS ENDED JULY 31, 2003 AND DECEMBER 31, 2002

                  ASSETS

                                                       July 31,     December 31,
                                                         2003            2002
                                                     -----------    ------------
CURRENT ASSETS
     Cash and cash equivalents                       $   494,283     $   784,696
     Short-term investments (Note B)                          --      13,014,901
     Accounts receivable, net of allowance of
       $88,782 and $114,562 at July 31, 2003 and
       December 31, 2002, respectively                   337,940       1,185,413
     Prepaid expenses and other current assets            14,080         233,917
                                                     -----------     -----------

         TOTAL CURRENT ASSETS                            846,303      15,218,927
                                                     -----------     -----------

PROPERTY AND EQUIPMENT, NET (Note C)                      43,050         175,039

OTHER ASSETS
     Due from FUNDever, Inc. (Note J)                 12,789,815              --
                                                     -----------     -----------

         TOTAL ASSETS                                $13,679,168     $15,393,966
                                                     ===========     ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                   July 31,       December 31,
                                                     2003              2002
                                                 ------------      ------------
CURRENT LIABILITIES
     Accounts payable - trade                    $     26,938      $    165,277
     Accounts payable - school payments               995,909         1,065,273
     Accrued compensation and related benefits          8,603           133,325
     Accrued marketing                                 43,008           273,244
     Other current liabilities                        156,263           109,830
                                                 ------------      ------------

         TOTAL CURRENT LIABILITIES                  1,230,721         1,746,949
                                                 ------------      ------------

COMMITMENTS AND CONTINGENCIES (Notes K and L)

REDEEMABLE CONVERTIBLE PREFERRED STOCK
     Series B redeemable convertible
       preferred stock; $0.001 par value;
       6,084,918 shares authorized,
       issued and outstanding at
       December 31, 2002
       (Notes D and J)                                     --         8,985,789
                                                 ------------      ------------

STOCKHOLDERS' EQUITY (DEFICIT) (Note E)
     Series A convertible preferred stock;
       $0.001 par value; 2,437,503
       shares authorized, issued and
       outstanding at December 31, 2002
       (Note J)                                            --             2,438
     Series C convertible preferred stock;
        $0.001par value; 13,500,000 shares
        authorized; 12,640,935 shares issued
        and outstanding at December 31, 2002
        (Note J)                                           --            12,641
     Common stock, $0.001 par value;
       10,000 shares authorized 2003;
       38,000,000 shares authorized 2002;
       shares issued and outstanding: 2003:
       1,000; 2002: 6,968,671 (Note J)                      1             6,969
     Additional paid-in capital                    51,591,817        42,583,460
     Accumulated deficit                          (39,143,371)      (37,966,756)
     Accumulated other comprehensive income                --            22,476
                                                 ------------      ------------

         TOTAL STOCKHOLDERS' EQUITY                12,448,447         4,661,228
                                                 ------------      ------------

         TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                  $ 13,679,168      $ 15,393,966
                                                 ============      ============

                            See accompanying notes.

                                 SCHOOLPOP, INC.

                            STATEMENTS OF OPERATIONS

            FOR THE PERIODS ENDED JULY 31, 2003 AND DECEMBER 31, 2002

                                              July 31,             December 31,
                                                2003                  2002
                                            --------------       ---------------
                                            (Seven Months)       (Twelve Months)

REVENUES                                     $ 1,646,732           $ 3,933,305

COSTS OF REVENUES                                914,301             2,167,250
                                             -----------           -----------

         GROSS PROFIT                            732,431             1,766,055

OPERATING EXPENSES
     Salaries and wages                        1,127,255             2,320,809
     Sales and marketing                         228,382               637,837
     Other general and
       administrative expenses                   688,104             2,445,944
                                             -----------           -----------

         TOTAL OPERATING EXPENSES              2,043,741             5,404,590
                                             -----------           -----------

         NET OPERATING LOSS                   (1,311,310)           (3,638,535)

OTHER INCOME
     Interest income, net                        134,695               330,579
                                             -----------           -----------

         NET LOSS                             (1,176,615)           (3,307,956)

ACCRETION OF REDEEMABLE CONVERTIBLE
   PREFERRED STOCK (Note D)                           --              (671,312)
                                             -----------           -----------

LOSS ATTRIBUTABLE TO STOCKHOLDERS            $(1,176,615)          $(3,979,268)
                                             ===========           ===========

                             See accompanying notes.

                                 SCHOOLPOP, INC.

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND
                       OTHER COMPREHENSIVE INCOME (LOSS)

            FOR THE PERIODS ENDED JULY 31, 2003 AND DECEMBER 31, 2002

                                                                                              Additional
                                Convertible Preferred Stock         Common Stock               Paid-in
                                   Shares          Amount         Shares        Amount         Capital
                                -----------       --------      ----------      -------       -----------
Balance at December 31, 2001     15,109,188       $ 15,110       6,945,338      $ 6,945       $42,680,686

     Common stock options
        and warrants issued
        for services                      --            --          23,333           24             1,143

     Repurchase of Series C
        preferred stock              (30,750)          (31)             --           --           (98,369)

     Accretion of redemption
       value on Series B
       preferred stock                    --            --              --           --                --

     Net loss                             --            --              --           --                --

     Other comprehensive
       gain/loss                          --            --              --           --                --
                                -----------       --------      ----------      -------       -----------

Balance at December 31, 2002      15,078,438        15,079       6,968,671        6,969        42,583,460

     Common stock options
        and warrants issued
        for services                      --            --          10,417           10               511

     Reverse triangular
       stock merger
       (Note J)                  (15,078,438)      (15,079)     (6,978,088)      (6,978)        9,007,846

     Net loss                             --            --              --           --                --

     Realized comprehensive
       gain/loss                          --            --              --           --                --
                                -----------       --------      ----------      -------       -----------

Balance at July 31, 2003                  --      $     --           1,000      $     1       $51,591,817
                                ===========       ========      ==========      =======       ===========

[RESTUBBED]

                                                 Accumulated
                                                    Other            Total                          Redeemable
                                Accumulated      Comprehensive    Stockholders'   Comprehensive     Convertible
                                  Deficit          Gain/Loss         Deficit         Gain/Loss    Preferred Stock
                                ------------     -------------    ------------    -------------   ---------------
Balance at December 31, 2001    $(33,987,488)       $ 20,332       $ 8,735,585      $        --      $ 8,314,477

     Common stock options
        and warrants issued
        for services                    --                --             1,167               --               --

     Repurchase of Series C
        preferred stock                 --                --           (98,400)              --               --

     Accretion of redemption
       value on Series B
       preferred stock            (671,312)               --          (671,312)              --          671,312

     Net loss                   (3,307,956)               --        (3,307,956)      (3,307,956)              --

     Other comprehensive
       gain/loss                        --             2,144             2,144            2,144               --
                                ------------        --------       -----------      -----------      -----------

Balance at December 31, 2002   (37,966,756)           22,476         4,661,228      $(3,305,812)       8,985,789
                                                                                    ===========
     Common stock options
        and warrants issued
        for services                    --                --               521      $        --               --

     Reverse triangular
       stock merger
       (Note J)                         --                --         8,985,789               --       (8,985,789)

     Net loss                   (1,176,615)               --        (1,176,615)      (1,176,615)              --

     Realized comprehensive
       gain/loss                        --           (22,476)          (22,476)         (22,476)              --
                                ------------        --------       -----------      -----------      -----------

Balance at July 31, 2003        $(39,143,371)       $     --       $12,448,447      $(1,199,091)              --
                                ============        ========       ===========      ===========      ===========

                             See accompanying notes.

                                 SCHOOLPOP, INC.

                            STATEMENTS OF CASH FLOWS

            FOR THE PERIODS ENDED JULY 31, 2003 AND DECEMBER 31, 2002

                                                       July 31,     December 31,
                                                        2003            2002
                                                    ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                       $ (1,176,615)   $(3,307,956)
     Adjustments to reconcile net income
       to net cash provided by
       operating activities
         Depreciation                                    137,531        349,454
           Loss on disposal of assets                        462             --
           Forgiveness of note receivable
             from employee (Note I)                           --        280,878
           (Increase) decrease in:
             Accounts receivable                         847,473        (68,199)
             Prepaid expenses                             (5,333)        24,190
             Other current assets                        225,170        (35,700)
             Accounts payable-trade                     (138,339)      (129,981)
             Accounts payable-school payments            (69,364)      (153,952)
             Accrued expenses                           (308,525)        61,503
             Deferred rent                                    --        (70,733)
                                                    ------------    -----------
     NET CASH REQUIRED BY OPERATING ACTIVITIES          (487,540)    (3,050,496)

CASH FLOWS FROM INVESTING ACTIVITIES
     Net proceeds from sales of investments           12,992,425      2,174,187
     Proceeds from disposal of assets                      7,075         12,910
     Collection of note receivable
       from employee (Note I)                                 --        748,400
     Purchases of property and equipment                 (13,079)        (6,357)
                                                    ------------    -----------

     NET CASH PROVIDED BY INVESTING ACTIVITIES        12,986,421      2,929,140

CASH FLOWS FROM FINANCING ACTIVITIES
     Repurchase of series C preferred stock                   --            (31)
     Advances to FUNDever, Inc. (Note J)             (12,789,815)            --
     Issuance of common stock                                521        (97,202)
                                                    ------------    -----------
     NET CASH REQUIRED BY FINANCING ACTIVITIES       (12,789,294)       (97,233)
                                                    ------------    -----------
     NET DECREASE IN CASH AND CASH EQUIVALENTS          (290,413)      (218,589)
CASH AND CASH EQUIVALENTS
  AT BEGINNING OF YEAR/PERIOD                            784,696      1,003,285
                                                    ------------    -----------

CASH AND CASH EQUIVALENTS
  AT END OF YEAR/PERIOD                             $    494,283    $   784,696
                                                    ============    ===========
NONCASH INVESTING AND FINANCING ACTIVITIES:
     (Increase) decrease in
       other comprehensive income                   $     22,476    $    (2,144)
                                                    ============    ===========

                             See accompanying notes

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE A--NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: Schoolpop, Inc. (the "Company") is a loyalty marketing company focused on raising funds for schools and charitable organizations. A consumer shopping with a merchant associated with the Company generates revenues for the Company, a portion of which are paid to participating schools and charitable organizations. The Company was incorporated in Delaware in January 1999 and launched its website in April 1999. The Company entered into a Merger Agreement on July 31, 2003 and through a reverse triangular merger became 100% owned by FUNDever, Inc. (See Note J relating to this transaction.) These financial statements reflect those entries related to the merger as of July 31, 2003 at the Schoolpop, Inc. level. Recognition of intangible values as a result of the business merger for excess purchase price over net tangible assets will be recognized at the consolidated level with FUNDever, Inc.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents: The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

Investments: Investments are stated at fair value based on quoted market prices obtained from an independent broker. Investments are classified as available-for-sale based on the Company's intended use. The difference between amortized cost and fair value representing unrealized holding gains or losses are recorded as a component of stockholders' equity as accumulated other comprehensive gain/loss. Gains and losses on sales of investments are determined on a specific identification basis.

Property and Equipment: Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized over the shorter of the estimated useful life of the improvement or the lease term.

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE A--NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Long-Lived Assets: The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes: The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes net operating loss carryforwards and other tax credits measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

Certain Significant Risks and Uncertainties: Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, investments and accounts receivable. Cash and cash equivalents are held primarily with two financial institutions and consist primarily of cash in bank accounts and certificates of deposit and high quality corporate obligations. The Company's investment policy is to invest in instruments with a minimum credit rating of A1/P1. The Company generates revenue primarily from Internet-based merchants in the United States and maintains allowances for estimated potential bad debt losses.

The Company participates in a dynamic high-technology industry and believes that changes in any of the following areas could have a material adverse effect on the Company's financial position, results of operations or cash flows: ability to obtain future financing; advances and trends in new technologies; competitive pressures; changes in the overall demand for services offered by the Company or participating merchants; acceptance of the Company's services; development of participating school base; changes in certain strategic relationships; litigation or claims against the Company based on intellectual property, patent, regulatory or other factors; and the Company's ability to attract and retain employees necessary to support its growth.

Accounts Receivable: The Company records an allowance for doubtful accounts based on specific identification of those accounts that they consider to be uncollectible and based on a percentage of historical uncollectible amounts.

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE A--NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Revenue Recognition: The Company recognizes revenue when persuasive evidence of an arrangement with a merchant exists, delivery has occurred or services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. Revenue is recognized when affiliated program merchants report a sale to the Company as a result of shoppers' purchases. Revenues earned under affiliated merchant arrangements which contractually obligate the Company to pass on specified rebate amounts to schools are recorded on a gross commission basis with the related rebates reflected as cost of revenue. Marketing and advertising revenue is generally recognized ratably over-the period of time during which the advertisement appears.

School Payments: School payments include cash amounts paid and payable to schools or organizations which are calculated based upon (i) a percentage of the purchase made by the shopper or (ii) a flat fee per purchase. Such amounts are variable by nature and directly proportionate to the shopping activity and as such specifically exclude payments made to schools or organizations based upon the achievement of milestones as these relate to general sales and marketing activities.

Stock-Based Compensation: The Company accounted for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No, 25, "Accounting for Stock Issued to Employees." With the merger transaction discussed further in Note J, the Stock Plan was terminated, and these awards no longer had any value. No stock-based compensation was recorded for the period ending July 31, 2003 or for the twelve-months ending December 31, 2002.

Comprehensive Gain/Loss: Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income" requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. Accumulated other comprehensive gain/loss in the accompanying balance sheet consists entirely of unrealized gains/losses on available-for-sale investments.

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE B--INVESTMENTS

The amortized cost and the fair value of available-for-sale securities at December 31, 2002:

                               Amortized       Unrealized          Fair
                                 Cost         Holding Gains        Value
                              -----------     -------------     -----------

Cash and cash equivalents     $ 1,867,443      $        --      $ 1,867,443
Corporate obligations          11,124,982           22,476       11,147,458
                              -----------      -----------      -----------

                              $12,992,425      $    22,476      $13,014,901
                              ===========      ===========      ===========

All investments were sold prior to the July 31, 2003 merger. (See Note J for further discussion concerning this transaction.)

NOTE C--PROPERTY AND EQUIPMENT

Property and equipment at July 31, 2003 and December 31, 2002 consisted of the following:

                                July 31,      December 31,
                                  2003           2002
                               ---------      ------------

Furniture and equipment        $ 403,833      $ 411,029
Leasehold improvements           158,788        158,788
                               ---------      ---------
                                 562,621        569,817
Accumulated depreciation        (519,571)      (394,778)
                               ---------      ---------

Net property and equipment     $  43,050      $ 175,039
                               =========      =========

NOTE D--REDEEMABLE CONVERTIBLE PREFERRED STOCK

Series B Preferred Stock: The Series B redeemable convertible preferred stock shall be considered Redeemable Stock on the eighth anniversary of the original issue date for the Series B redeemable convertible preferred stock.

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE D--REDEEMABLE CONVERTIBLE PREFERRED STOCK--CONTINUED

The redemption price of the Series B convertible preferred stock was $1.1093, plus a 10% simple annual rate of return from the date of issuance. The redemption value was being accreted over the redemption period resulting in a balance of $8,985,789 at December 31, 2002. No additional accretion was recorded during 2003 due to the merger of the Company on July 31, 2003. See Note J for additional information relating to the merger transaction.

NOTE E--STOCKHOLDERS' EQUITY

Convertible Preferred Stock: The significant terms of outstanding Series A, B, and C convertible preferred stock are as follows:

Each share was convertible, at the option of the holder, initially, into one share of common stock (subject to adjustments for events of dilution). Shares will automatically be converted upon the earlier of (i) the closing of an underwritten public offering of the Company's common stock of at least $6.40 per share and aggregate proceeds that are at least $40,000,000 or (ii) the consent of the holders of a majority of outstanding shares of convertible preferred stock voting as a class voting on an as-converted basis and the holders of two-thirds of outstanding shares of Series B convertible preferred stock and the holders of a majority of outstanding shares of Series C convertible preferred stock, voting as a series.

If and when declared by the Board of Directors, the holders of Series A, B, and C convertible preferred stock were entitled to receive noncumulative dividends at the rate of $0.0336, $0.09 and $0.2555 per share per annum, respectively (subject to adjustment for certain events), in preference to holders of common shares. The holders of Series A, B, and C convertible preferred stock are also entitled to receive with common stockholders, on an as-converted basis, any additional dividends issued by the Company.

In the event of liquidation, dissolution or winding up of the Company, the holders of Series A, B and C convertible preferred stock shall be entitled to receive, prior and in preference to the holders of common stock, their respective liquidation preference of $0.48, $1.1093 and $3.20 and an amount equal to all declared but unpaid dividends on each share. Any remaining assets will be distributed to the holders of common stock on a pro rata basis.

Each share has the same voting rights as the number of shares of common stock into which it is convertible.

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE E--STOCKHOLDERS' EQUITY--CONTINUED

The convertible preferred stockholders have certain registration rights and rights of first offer on future sales of stock.

See Note J relating to the merger of the Company and the related payout to the preferred stockholders.

Warrants: In October 1999, in consideration of the borrowing arrangement provided, the Company issued to a bank a warrant to purchase 18,029 shares of Series B redeemable convertible preferred stock at an exercise price of $l.1093 per share. The warrant may be exercised at any time on or before October 25, 2004. All such shares were fully vested upon grant.

In December 1999, in consideration for recruitment services, the Company issued a warrant to an executive recruitment firm to purchase 140,562 shares of common stock at an exercise price of $0.20 per share. The warrant may be exercised at any time on or before December 5, 2004. All such shares were fully vested upon grant.

In March 2000, in consideration of a co-operative marketing agreement, the Company issued a warrant to a merchant to purchase 300,000 shares of Series C convertible preferred stock at an exercise price of $320 per share. The vested portion of the warrant may be exercised at any time on or before March 3, 2004. 75,000 shares vested upon execution of the agreement, and the remainder vest upon certain milestones dependent on the value and number of payments made to schools in a calendar quarter.

All warrants were cancelled with the merger of the Company described in Note J.

Stock Option Plan: Under the Company's 1999 Stock Option Plan (the Option Plan) and 1999 Executive Plan (the Executive Plan), the Company may grant options to purchase up to 7,018,001 shares of common stock to employees, executives, directors and consultants at prices not less than the fair market value at date of grant for incentive stock options and not less 85% of fair market value at the date of grant for nonstatutory options. These options generally expire ten years from the date of grant and generally vest 1/8 six months from the date of grant, and 1/48 each month thereafter.

All options were cancelled with the merger of the Company as described in Note J.

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE F--INCOME TAXES

Due to the Company's loss position and the recognition of a valuation allowance against any deferred tax asset, there was no income tax provision for the period ended July 31, 2003 and for the year ended December 31, 2002.

Significant components of the Company's net deferred tax assets consist of the following at:

                                      July 31,        December 31,
                                        2003              2002
                                    ------------      ------------

Amortization and depreciation       $     36,000      $     57,500
Bad debts                                 35,500            45,800
Other reserves and accruals               18,500           121,400
Net operating loss carryforward       15,114,000        14,509,700
                                    ------------      ------------

Total deferred tax assets             15,204,000        14,734,400
Accumulated depreciation             (15,204,000)      (14,734,400)
                                    ------------      ------------

Net property and equipment          $         --      $         --
                                    ============      ============


At July 31, 2003, the Company has federal net operating loss carry-forwards of approximately $37,785,800 expiring from 2020 through 2024. On July 31, 2003 the Company entered into a Merger Agreement with FUNDever, Inc. (See Note J relating to this transaction). Current federal, Georgia and California tax laws include substantial restrictions on the utilization of net operating losses and credits as a result of the "merger". Such limitations could result in the expiration of carry-forwards before they are utilized.

The Company provided a full valuation allowance against the deferred tax asset based on the Company's evaluation of the likelihood of realization of future tax benefits resulting from the deferred tax assets.

NOTE G--EMPLOYEE BENEFIT PLAN

The Company has a 401 (k) tax deferred savings plan (the 401 (k) Plan) to provide for retirement of its employees. Employee contributions are limited to 15% of their annual compensation. The Company may make contributions at the Board of Directors' discretion. The Company has not made any employer contributions to the 401(k) Plan for any of the periods presented.

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE H--MAJOR CUSTOMERS

At December 31, 2002, there was one customer which accounted for 10% or more of the accounts receivable and net revenue. There were no major customers at July 31, 2003. The December 31, 2002 major customer was not a customer in 2003.

NOTE I--RELATED PARTY TRANSACTIONS

On May 15, 2000, the Company made a loan to an officer of the Company in the amount of $100,000 bearing interest at the rate of 6.42% per annum. On February 16, 2001, the Company loaned the same officer an additional $875,000 bearing interest at the rate of 5.18% per annum. The officer resigned effective January 31, 2002 with a balance due to the Company of $1,029,278 of principal plus accrued interest. The officer paid $748,400 of the balance prior to March 15, 2002 and as stipulated in the separation agreement the remaining balance of $280,878 was forgiven. The $280,878 is recorded in general and administrative expenses on the statement of operations for the year ended December 31, 2002.

Members of the board of directors or companies affiliated with members of the board of directors received $4,444,310 of the merger consideration, paid to preferred stockholders as a result of the merger transaction referred to in Note J.

NOTE J--SALE OF SCHOOLPOP, INC.

On July 17, 2003, Schoolpop, Inc. (the "surviving company") entered into an Agreement and Plan of Merger with FUNDever, Inc. (the "parent company") and Schoolpop Acquisition Corp. ("wholly owned subsidiary of FUNDever). The agreement was structured as a statutory reverse triangular merger. All of the common stock of Schoolpop, Inc. was cancelled and extinguished with no consideration given in exchange for the extinguishment. No stock options, stock purchase rights or warrants were assumed by the surviving corporation or parent, and such plans were terminated. The only shares remaining on the books at July 31, 2003 are the 1,000 shares of Schoolpop Acquisition Corp. issued to FUNDever for $0.001 par value. Schoolpop Acquisition Corp., as a result of the reverse triangular merger, merged into Schoolpop, Inc., which became the surviving entity. The preferred stock was also cancelled and extinguished. The preferred stockholders were given merger consideration for this extinguishment in the form of cash consideration in the amount of $13,134,815, an ownership interest in a convertible promissory note with a principal amount of $1,055,000 (convertible into new Series B preferred stock of FUNDever in an amount equal to 27% of all

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE J--SALE OF SCHOOLPOP, INC.--CONTINUED

issued and outstanding shares of capital stock of FUNDever), and the right to receive contingent earn-out payments over the next five years ranging from 6% to 10% of net revenue generated from specific schools and from specified business lines, not to exceed $32,000,000.

At the date of merger Schoolpop, Inc. had cash and cash equivalents that were transferred into an escrow account in the amount of $12,789,815. These funds were set aside for payment to the preferred shareholders and for payment of certain liabilities in excess of assets on the books of Schoolpop, Inc. The Due from FUNDever, Inc. in the balance sheet for this amount relates to this amount held in escrow at the closing date.

NOTE K--LEASE COMMITMENTS

The Company leases its principle facilities under a noncancelable operating lease expiring in fiscal year 2004. Future minimum annual rental payments under the lease agreement are as follows:

         Period ending December 31,
                       2003 (5 months)       $ 60,000
                       2004                   120,000
                                             --------

                       Total                 $180,000
                                             ========

Rent expense was $87,600 and $124,339 for the period ended July 31, 2003 and for the year ended December 31, 2002, respectively. Rent expense under the facility lease is recognized on a straight-line basis over the term of the lease. The lease agreement was amended in March 2002 due to restructuring of the Company and the reduction of office space required. The revised lease requires $12,000 per month payments through October 31, 2004. As a result of terminating the lease, the Company recognized additional rental cost in 2002 of $607,406, which is inclusive of a termination fee from the original lease in the amount of $223,553.

At December 31, 2002, the credit balance reflected in deferred rent of $63,839 was adjusted through rent expense.

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE L--SUBSEQUENT EVENTS AND CONTINGENCIES

Albertson's Inc. ("Albertson's") filed an action against Schoolpop on October 31, 2003 in the United States District Court, Central District of California. Albertson's alleged violations of the Lanham Act, breach of contract, interference with prospective economic advantage, and violation of the unfair competition law of California. The allegations related to certain alleged acts of Schoolpop prior to FUNDever acquiring Schoolpop. Pursuant to the merger agreement between FUNDever and Schoolpop, prior stockholders of Schoolpop have agreed to indemnify FUNDever for any damages incurred with regard to this action. Management has been in settlement discussions with Albertson's and has orally agreed to settle the action for $300,000 to be paid monthly over a number of years. FUNDever is offsetting contingent earn-out payments otherwise payable to the former stockholders of Schoolpop that have agreed to indemnify FUNDever for any damages with regard to this action. No accrual for this potential liability has been recorded in these financial statements.

In January 2004, Schoolpop acquired certain assets and assumed certain liabilities of The National Scrip Center, Inc. ("NSC"), the Santa Rosa, California-based nonprofit company that founded the scrip (gift certificates and stored valued purchase cards) industry in 1988. Pursuant to the purchase, Schoolpop agreed to pay approximately $55,000 in cash, agreed to a five-year contingent earn-out consisting of 2% net revenue generated from specified customers, and agreed to assume approximately $1,266,000 owed to certain nonprofit creditors of NSC and approximately $244,166 owed for computer software and hardware. The preceding consideration is subject to further adjustment downward. Schoolpop did not agree to assume liabilities to trade vendors or any other creditors of NSC. At the time of the acquisition, NSC had substantial debts to third parties. Two lawsuits have been filed against Schoolpop by creditors of NSC related to this transaction. While Schoolpop paid fair consideration for the assets purchased and only agreed to assume specified liabilities of NSC, there is no assurance that other creditors of NSC will not seek collection from Schoolpop. The Company believes that Schoolpop should not be liable to creditors of NSC, except to the extent that Schoolpop specifically agreed to assume those obligations, and will vigorously defend any actions like those set forth below.

In another lawsuit, Honey Baked Ham, Inc. and Gerard, Inc. filed an action in February 2004 against Schoolpop in the Superior Court of California, County of Sonoma. The plaintiffs are seeking to recover approximately $140,000 in damages for alleged violations of the unfair competition law of California, conversion and unjust enrichment as a result of Schoolpop's purchase of SPVs from NSC that NSC acquired from the plaintiffs. The plaintiffs alleged that NSC had the inventory on consignment, did not pay for it, and transferred the inventory to

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE L--SUBSEQUENT EVENTS AND CONTINGENCIES--CONTINUED

Schoolpop, as an alter ego of NSC, without any consideration. Schoolpop's defense is that it paid fair consideration for the purchase of the gift certificates as an arms-length purchaser without any knowledge of an adverse claim, and management believes that Schoolpop should not be held liable for the obligations of NSC to the plaintiffs. No accrual for this potential liability has been recorded in these financial statements.

Effective February 18, 2004, FUNDever, Inc. (Schoolpop's Parent Company) was acquired by BarPoint.com, Inc., a publicly registered company, in a reverse merger transaction, issuing 68,250,000 shares of its common stock to FUNDever shareholders. Following the merger, FUNDever stockholders owned approximately 71.9% of the outstanding common stock.

NOTE M--NEW ACCOUNTING PRONOUNCEMENTS

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections." This Statement, among other things, eliminates an inconsistency between required accounting for certain sale-leaseback transactions and provides other technical corrections. Adoption of this Statement did not have a material impact on the financial statements of the Company.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3. This Statement is effective for exit or disposal costs initiated after December 31, 2002, with early adoption encouraged. Adoption of this Statement did not have a material impact on the financial statements of the Company.

In November 2002, the EITF reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services, and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company has not yet determined what the effects of this Statement will be on its financial position and results of operations.

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE M--NEW ACCOUNTING PRONOUNCEMENTS--CONTINUED

In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this Statement did not have a material impact on the financial statements of the Company.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition, and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in the interim financial statements. The transition and annual disclosure requirements of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The interim disclosure requirements are effective for interim periods beginning after December 15, 2002. Due to the termination of the stock plans as noted in Note J, the adoption of this Statement did not have a material impact on the financial statements of the Company.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company has not yet determined what the effects of this Statement will be on its financial position and results of operations.

                                 SCHOOLPOP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JULY 31, 2003 AND DECEMBER 31, 2002

NOTE M--NEW ACCOUNTING PRONOUNCEMENTS--CONTINUED

In April 2003, the FASB issued SFAS No. 149, which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The primary focus of this Statement is to amend and clarify financial accounting and reporting for derivative instruments. This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of this Statement did not have a material impact on the financial statements of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments and Characteristics of Both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have a material impact on the financial statements of the Company.